Exhibit 99.1

CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Jay D. Gould President and Chief Operating Officer Gregory J. Bauer
Vice President and Corporate Controller
(770) 437-6800

Bruce Brooks, Interface, Inc.
(404) 543-3530, bruce.brooks@interface.com

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2016 RESULTS

ATLANTA, Georgia, February 22, 2017 – Interface, Inc. (Nasdaq: TILE), a worldwide carpet tile company and global leader in sustainability, today announced results for the fourth quarter and fiscal year ended January 1, 2017.

"Despite a continued sluggish macroeconomic environment, our cost containment efforts were effective and produced a solid fourth quarter," said Jay D. Gould, President and Chief Operating Officer of the Company.  "Although orders and revenue were down compared with the prior year period, we experienced positive trends since the U.S. presidential election in November, and the positive order trend has continued for the first seven weeks of the new year.  Gross margin in the fourth quarter was compressed due to our transition to a centralized distribution center in the Americas business, but we substantially completed this move prior to year end and we expect our margin to recover in the first quarter.  We also maintained our focus on controlling SG&A expenses, which were held to $64 million in the fourth quarter, putting us on pace to stay within our expected 2017 run rate of $260-265 million.  Excluding the previously announced restructuring and asset impairment charge in the fourth quarter, we wrapped up 2016 as the second best earnings year in the history of the Company."

FOURTH QUARTER 2016 FINANCIAL SUMMARY & HIGHLIGHTS

Sales:  Net sales for the fourth quarter of 2016 were $239.5 million, down 2.9% compared with sales of $246.6 million in the fourth quarter of 2015.  The decline occurred primarily in Europe, where sales were down 9.0% due to Brexit impacts, while sales in the Americas and Asia-Pacific regions remained essentially even year over year.

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Sales in the Americas region were down 1.0%, with declines in the U.S. (down 2%) and Canada (down 13%) being mostly offset by gains in Latin America (up 28%) and the InterfaceServices business (up 6%).  The corporate office segment was down 1% year over year.  Among non-office segments, a gain in education (up 14%) was more than offset by declines in retail (down 9%), healthcare (down 7%) and government (down 5%).  FLOR sales were down 6% year over year.

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Our Asia-Pacific sales were up 0.4% for the fourth quarter, with solid growth in Southeast Asia and Australia (up 6% and 11%, respectively) mostly neutralized by declines in China and India (down 12% and 22%, respectively).

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In Europe, the sales decline occurred mostly in the U.K., where revenue was down 18% in Pounds Sterling and more than 25% as reported in U.S. dollars.  The decrease was somewhat mitigated, however, by continued solid improvements in Germany and Central Europe.

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS
Operating Income:  As previously announced, the Company recorded a pre-tax restructuring and asset impairment charge in the fourth quarter of 2016, primarily relating to a reorganization of its FLOR business, workforce reductions and the write-down of impaired assets.  Including the $19.8 million charge, fourth quarter 2016 operating income was $6.4 million, or 2.7% of sales.  Without the charge, operating income in the fourth quarter of 2016 was $26.2 million, or 10.9% of sales, compared with $27.7 million, or 11.2% of sales, in the fourth quarter of 2015.  Gross profit margin dropped 220 basis points to 37.6% of sales in the fourth quarter of 2016, versus a strong comparable of 39.8% of sales in the fourth quarter of 2015 – primarily due to the transition from several decentralized warehouses to a new centralized warehouse and distribution center in the Americas business.  However, tight containment on SG&A expenses (down $6.8 million, or 200 basis points as a percentage of sales) largely offset the gross margin compression.

Net Income:  Net income for the fourth quarter of 2016 was $4.7 million, or $0.07 per share, including the $19.8 million restructuring and asset impairment charge.  Without the charge, fourth quarter 2016 net income was $17.8 million, or $0.28 per share, compared with net income of $18.3 million, or $0.28 per share, in the fourth quarter of 2015.

Mr. Gould commented, "Our balance sheet at year end remains very solid.  In the fourth quarter, we borrowed approximately $63.5 million in Europe and distributed it to the U.S. to fund anticipated cash needs, including our Troup County manufacturing optimization project and the continuation of our previously announced stock repurchase program.  So, even though our debt level increased from $214 million at the end of 2015 to $270 million at the end of 2016, our net debt – that is, our debt net of cash on hand – was reduced from $138 million to $105 million over the same period.  We also repurchased more than a half million shares of common stock during the fourth quarter of 2016, pursuant to our share repurchase program."

FISCAL YEAR 2016 FINANCIAL RESULTS

Sales:  Net sales in 2016 were $958.6 million, down 4.3% from $1.0 billion in 2015.

Operating Income:  Operating income for 2016 was $84.9 million, or 8.9% of sales, including the restructuring and asset impairment charge of $19.8 million recorded in the fourth quarter.  Excluding the charge, operating income in 2016 was $104.7 million, or 10.9% of sales.  This compares with 2015 operating income of $113.6 million, or 11.3% of sales.

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS
Net Income:  Including the fourth quarter restructuring and asset impairment charge, the Company reported net income of $54.2 million, or $0.83 per share, for fiscal year 2016.  Excluding the charge, 2016 net income was $67.3 million, or $1.03 per share, compared with net income of $72.4 million, or $1.10 per share, in 2015.

Mr. Gould concluded, "The momentum we picked up in the fourth quarter gives us optimism about our prospects and positioning for growth in 2017.  The orders progression we saw throughout the quarter, alongside improvements in U.S. macroeconomic indicators and signs of economic stabilization in Europe, point to top line growth in our core carpet tile business.  In addition, following the successful test marketing of our new modular resilient flooring in the second half of last year, we are launching these products globally in 2017.  The first group of products, which we introduced throughout the Americas region earlier this month, is a collection of luxury vinyl tiles that are designed to integrate with our modular carpet products and TacTiles® installation system.  Similar launches in Europe and Asia-Pacific will follow in the coming months.  Our new Climate Take Back mission also resonates strongly with our customers and should help us build upon our leading position in the pursuit of sustainability.  With the operating leverage we've created in our business, even a modest increase in revenue is expected to translate into greater earnings this year."

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, February 23, 2017, at 8:30 a.m. Eastern Time, to discuss its fourth quarter and fiscal year 2016 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at the following address:
http://edge.media-server.com/m/p/gbcmnqx6/lan/en or through the Company's website at:
http://www.interfaceglobal.com/Investor-Relations.aspx. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world's largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward‑looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading "Risk Factors" included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2016, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings "Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings," "We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do," "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely," "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations," "Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, the potential dissolution of the euro entirely, or the possibility of the U.K. exiting the European Union, could adversely affect our business, results of operations or financial condition," "Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers," "Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us," "The worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations," "We have a significant amount of indebtedness, which could have important negative consequences to us," "The market price of our common stock has been volatile and the value of your investment may decline," "Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets," "Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events," and "Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock."  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW –

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS
Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	1/1/17	1/3/16	1/1/17	1/3/16

Net Sales	$239,507	$246,636	$958,617	$1,001,863
Cost of Sales	149,539	148,397	589,973	618,974
Gross Profit	89,968	98,239	368,644	382,889
Selling, General & Administrative Expenses	63,811	70,567	263,919	269,296
Restructuring and Asset Impairment Charges	19,788	--	19,788	--
Operating Income	6,369	27,672	84,937	113,593
Interest Expense	1,367	1,375	6,130	6,401
Other Expense (Income), Net	(1,401)	(57)	(329)	1,426
Income Before Taxes	6,403	26,354	79,136	105,766
Income Tax Expense	1,696	8,107	24,974	33,348
Net Income	$4,707	$18,247	$54,162	$72,418

Earnings Per Share – Basic	$0.07	$0.28	$0.83	$1.10

Earnings Per Share – Diluted	$0.07	$0.28	$0.83	$1.10

Common Shares Outstanding – Basic	64,537	65,834	65,098	66,027
Common Shares Outstanding – Diluted	64,575	65,881	65,136	66,075

Orders from Continuing Operations	$232,300	$240,900	$956,900	$1,012,000

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	1/1/17	1/3/16
Assets

Cash	$165,672	$75,696
Accounts Receivable	126,004	130,322
Inventory	156,083	161,174
Other Current Assets	33,153	31,216
Total Current Assets	480,912	398,408
Property, Plant & Equipment	204,508	211,489
Other Assets	154,153	146,652
Total Assets	$839,573	$756,549

Liabilities
Accounts Payable	45,380	52,834
Accrued Liabilities	98,703	88,933
Current Portion of Long-Term Debt	15,000	11,250
Total Current Liabilities	159,083	153,017
Long-Term Debt	255,347	202,281
Other Long-Term Liabilities	84,414	58,885
Total Liabilities	498,844	414,183
Shareholders' Equity	340,729	342,366
Total Liabilities and Shareholders' Equity	$839,573	$756,549

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	1/1/17		1/3/16

Net Income		$54.2		$72.4
Depreciation and Amortization		30.6		30.8
Stock Compensation Amortization		5.9		13.9
Deferred Income Taxes and Other Items		0.6		9.1
Change in Working Capital
Accounts Receivable	(0.4)		19.5
Inventories	2.7		(26.5)
Prepaids	(7.7)		(8.3)
Accounts Payable and Accrued Expenses	7.3		14.5
Cash Provided from Operating Activities		93.2		125.4
Cash Used in Investing Activities		(26.4)		(26.4)
Cash Provided by (used in) Financing Activities		24.5		(72.6)
Effect of Exchange Rate Changes on Cash		(1.3)		(5.6)
Net Increase (Decrease) in Cash		$90.0		$20.8

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS
Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions, except per share amounts)

Three Months Ended 1/1/17
Net Sales with Foreign Currency Held Neutral	$242.3
Impact of changes in foreign currency	(2.8)
Net Sales, As Reported	$239.5

Twelve Months Ended 1/1/17
Net Sales with Foreign Currency Held Neutral	$969.5
Impact of changes in foreign currency	(10.9)
Net Sales, As Reported	$958.6

Three Months Ended 1/1/17
Operating Income with Foreign Currency Held Neutral	$6.6
Impact of changes in foreign currency	(0.2)
Operating Income, As Reported	$6.4

Twelve Months Ended 1/1/17
Operating Income with Foreign Currency Held Neutral	$85.9
Impact of changes in foreign currency	(1.0)
Operating Income, As Reported	$84.9

Three Months Ended
1/1/17
Operating Income, Excluding Restructuring and Asset Impairment Charges	$26.2
Restructuring and Asset Impairment Charges	(19.8)
Operating Income, As Reported	$6.4
Three Months Ended
1/1/17
Net Income, Excluding Restructuring and Asset Impairment Charges	$17.8
Restructuring and Asset Impairment Charges, (net of tax of $6.7 million)	(13.1)
Net Income, As Reported	$4.7

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS

Three Months Ended
1/1/17
Diluted Earnings Per Share, Excluding Restructuring and Asset Impairment Charges	$0.28
Restructuring and Asset Impairment Charges, After Tax	(0.20)
Diluted Earnings Per Share, As Reported	$0.07

Twelve Months Ended
1/1/17
Operating Income, Excluding Restructuring and Asset Impairment Charges	$104.7
Restructuring and Asset Impairment Charges	(19.8)
Operating Income, As Reported	$84.9

Twelve Months Ended
1/1/17
Net Income, Excluding Restructuring and Asset Impairment Charges	$67.3
Restructuring and Asset Impairment Charges, (net of tax of $6.7 million)	(13.1)
Net Income, As Reported	$54.2

Twelve Months Ended
1/1/17
Diluted Earnings Per Share, Excluding Restructuring and Asset Impairment Charges	$1.03
Restructuring and Asset Impairment Charges, after tax	(0.20)
Diluted Earnings Per Share, As Reported	$0.83

As of
1/1/17
Net Debt	$104.7
Cash on Hand	165.7
Total Debt, As Reported	$270.3

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 RESULTS
As of
1/3/16
Net Debt	$137.8
Cash on Hand	75.7
Total Debt, As Reported	$213.5

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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